SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):     January 9, 2004

GREAT WESTERN LAND AND RECREATION, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

5115 N. Scottsdale Road, Suite 101, Scottsdale, Arizona 85250
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:     (480) 949-6007

(Former name or former address, if changed since last report)

CURRENT REPORT
ITEM 5. OTHER EVENTS

GREAT WESTERN LAND AND RECREATION, INC.

FORM 8-K

CURRENT REPORT

ITEM 5. OTHER EVENTS

On January 9, 2004, the Registrant’s Board of Directors approved an agreement to sell the Willow Springs Ranch near Socorro, New Mexico to Ben Brooks & Associates (“Buyer”) for $125 per acre, or a total of approximately $5.0 million. Payment will consist of cash, assumption of debt and a note receivable, with Buyer entitled to a discount of up to 3% of the purchase price in exchange for an early payoff of the note receivable. Buyer has a 90-day Inspection Period, during which time Buyer may elect to terminate the agreement if Buyer makes a determination that the property is not acceptable, for any reason in Buyer’s sole discretion. If Buyer makes such a determination, Buyer will be entitled to a refund of all funds it has placed in escrow.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2004	GREAT WESTERN LAND AND RECREATION, INC

	By:	/s/ Ron O’Connor

Senior Vice President and Chief Financial Officer